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                                                       EXHIBIT 10(iii)



                THIRD AMENDMENT TO SALE AND PURCHASE AGREEMENT


     THIS THIRD AMENDMENT TO SALE AND PURCHASE AGREEMENT ("Third Amendment") is made and entered into this 16th day of December, 1994, by and between INTERSTATE GENERAL COMPANY L.P., a Delaware limited partnership ("Seller"); and
K. HOVNANIAN AT MONTCLAIR, INC. ("Purchaser").

                                   RECITALS:

     A. Seller and Purchaser entered into a Sale and Purchase Agreement dated as of September 30, 1992 for the sale and purchase of certain real property in Southlake at Montclair, Phase III, Prince William County, Virginia, as such real property is more particularly described therein. Said Sale and Purchase Agreement was amended by that certain First Amendment to Sale and Purchase Agreement dated October 16, 1992 and that certain Second Amendment to Sale and Purchase Agreement dated August 18, 1994. Said documents are referred to together herein as the "Contract" and are incorporated herein by this reference.

     B. Seller and Purchaser agree to further amend the Contract as set forth herein. Unless otherwise specified, each capitalized term herein shall have the same definition set forth in the Contract.

     THIS THIRD AMENDMENT WITNESSETH, THEREFORE, that in consideration of the foregoing recitals, each of which is hereby incorporated by this reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree to amend the Contract as follows:

     1.   REVISED SETTLEMENT SCHEDULE FOR S6, S4 AND S4 KNOLLS.

          Subject in each case to the contingencies set forth in Paragraph 4 of said Sale and Purchase Agreement, settlement on the remaining S6 TH Lots and Former S4 Condo Units (the "S4 Knolls") shall proceed in accordance with the following schedule:

          A. Settlement on all seventeen (17) remaining S6 TH Lots shall occur on or before December 30, 1994.

          B. Settlement on the twenty-five (25) S4 TH Lots designated Lots 118 through 135, inclusive, and 142 through 148, inclusive, Southlake at Montclair, Section S4, shall occur on or before December 30, 1994. Settlement on the remaining twenty-one (21) S4 TH Lots shall occur on or before June 30, 1995.

          C. Seller acknowledges and agrees that Purchaser shall replan the product mix of the S4 Knolls. Such replanning may result in a reduction in the lot yield from the S4 Knolls. Any such loss of lot yield will not change the purchase price, which shall be calculated as set forth in Paragraph 2A of said Second Amendment to Sale and Purchase Agreement. Settlement on the S4 Knolls shall occur by the payment by Purchaser of the price for the remaining eighty-seven (87) Former S4 Condo Units as follows:


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               (i)  settlement on thirty (30) Former S4 condo Units on or before June 30, 1996;

              (ii) settlement on thirty (30) more Former S4 condo Units on or before December 31, 1996; and

             (iii) settlement on the remaining twenty-seven (27) Former S4 condo Units on or before June 30, 1997.

     2.   INDUSTRIAL SITE ("S7" SINGLE FAMILY DETACHED LOTS).

          A. If, and only if, Purchaser settles on twenty-five (25) S7 lots on or before December 30, 1994, the purchase price shall be SEVENTEEN THOUSAND DOLLARS ($17,000.00) for each such lot. In such event, subject to the contingencies set forth in Paragraph 5E of said Second Amendment to Sale and Purchase Agreement, Purchaser would be required to settle on all remaining lots in S7 on or before December 15, 1995, at a purchase price of SEVENTEEN THOUSAND DOLLARS ($17,000.00) for each such lot plus simple interest at the rate of ten per cent (10%) per annum prorated from the date of the first S7 settlement through the date of the subsequent S7 settlement(s).

          B. If Purchaser fails to settle on twenty-five (25) S7 lots on or before December 30, 1994, then the parties shall be mutually released from all obligations one to the other with regard to S7. Provided, however, in such event Seller shall be entitled, at no cost to Seller, to retain the benefit of Purchaser's legal work in Rezoning S7 and any and all engineering work performed by or for Purchaser with respect to S7. It is the express intent of the parties that Purchaser's failure to purchase S7 shall not be considered a default under the Contract and shall not entitle Seller to any portion of the Deposit.

     3.   SECTION S5.

          Purchaser has determined that it is likely to be infeasible, considering Purchaser's lot inventory and sales pace, to purchase lots in S5 during the foreseeable future. Accordingly, the parties are hereby mutually released from all obligations one to the other with regard to S5. Provided, however, that Seller is hereby entitled, at no cost to Seller, to retain the benefit of any and all engineering work performed by or for Purchaser with respect to S5. It is the express intent of the parties that Purchaser's failure to purchase S5 shall not be considered a default under the Contract and shall not entitle Seller to any portion of the Deposit.

     4.   DEPOSIT

          Seller and Purchaser hereby agree to prorate the Deposit, currently in the amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00). That is, TWO THOUSAND DOLLARS ($2,000.00) of the Deposit is allocated to each of the one hundred fifty (150) unpurchased lots in S6, S4 and the S4 Knolls. Accordingly, at each settlement, Seller shall deliver a letter to the settlement agent, addressed to the Escrow Agent (Premier Title, Inc., 8221 Old Courthouse Road, Suite 300, Vienna, Virginia 22182, Attn: James C. Pope, Managing Attorney), authorizing the reduction of Purchaser's letter of credit, issued by Chemical Bank, held as the Deposit, by TWO THOUSAND DOLLARS ($2,000.00) for each lot purchased at such settlement.




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     5.   NO OTHER TERMS CHANGED.

          No other terms and conditions of the Contract, as previously amended, are amended hereby. To the extent this Third Amendment conflicts or is inconsistent with the Contract, as previously amended, this Third Amendment shall control. The Contract, as modified by this Third Amendment, remains in full force and effect and is binding upon the parties.

     WITNESS the following signatures and seals:

                                   SELLER:

                                   INTERSTATE GENERAL COMPANY L.P.
                                   A Delaware Limited Partnership

                                   By:  INTERSTATE MANAGEMENT CORP.
                                        A Delaware Corporation
                                        General Partner


                                   By:  /s/ Edwin L. Kelly
                                        ------------------------(Seal)
                                        Edwin L. Kelly
                                        Senior Vice President



                                   PURCHASER:

                                   K. HOVNANIAN AT MONTCLAIR, INC.
                                   A Virginia Corporation


                                   By:  /s/ Brian S. Buchanan
                                        ------------------------(Seal)
                                   Name:   Brian S. Buchanan
                                   Title:  Vice President